As filed with the Securities and Exchange Commission on November 1, 2005

Registration No. 333-128438

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WEST PHARMACEUTICAL SERVICES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

PENNSYLVANIA	23-1210010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 GORDON DRIVE
LIONVILLE, PA 19341
(610) 594-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JOHN R. GAILEY III, ESQ.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
WEST PHARMACEUTICAL SERVICES, INC.
101 GORDON DRIVE
LIONVILLE, PA 19341
(610) 594-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

THOMAS A. KENNEDY, ESQ.
PEPPER HAMILTON LLP
400 BERWYN PARK
899 CASSATT ROAD
BERWYN, PA 19312
(610) 640-7800

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment is to file Exhibit Number 5(a) to the Registration Statement.  Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement and Exhibit Number 5(a).  The Prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee	$427

Accounting Fees and Expenses.	5,000

Legal Fees and Expenses	18,495

Miscellaneous Fees and Expenses	2,000

TOTAL	$25,922

ITEM 15.               INDEMNIFICATION OF DIRECTORS AND OFFICERS

We maintain a policy of insurance under which our respective directors and officers (as defined therein) are insured subject to specified exclusions and deductible and retention and maximum amounts against loss arising from any civil claim or claims which may be made against any of our directors or officers (as so defined) by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or wrongfully attempted or alleged to have been done while acting in their respective capacities.

The Pennsylvania Business Corporation Law and our amended and restated bylaws limit the monetary liability of our directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

Article IV of the bylaws provides that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of us or serving at our request as a director, officer, employee or agent of another entity.  Such indemnification shall be against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of such proceedings to the extent that such person has not otherwise been indemnified and the power to give such indemnification has been granted by statute.  For this purpose, our board of directors has the power to buy and maintain insurance at our expense.  Payment of expenses may be made to an indemnified person prior to the final disposition of an action.  Upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us.

The Pennsylvania Business Corporation Law authorizes the indemnification set forth above if the actions of the person to be indemnified did not constitute self-dealing, willful misconduct or recklessness.  The character of the conduct of the person to be indemnified shall be determined by members of the board not parties to such litigation, independent counsel or our shareholders.  Our obligation to indemnify a director, officer, employee or agent under Article IV of the bylaws constitutes a contract between us and such person, and no modification or repeal of any provision of Article IV of the bylaws will affect, to the detriment of the director, officer, employee or agent, our obligations in connection with a claim based in any act or failure to act occurring before such modification or repeal.

ITEM 16.               EXHIBITS

Exhibit No.		Description

4(a)	*

Articles 5, 6, 8(c) and 9 of the Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (3)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).

4(b)	*	Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant’s Form 10-Q for the quarter ended September 30, 1998 (File No. 1-8036).
4(c)	*	Form of stock certificate for common stock incorporated by reference to Exhibit (4)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).
4(d)	*	Registration Rights Agreement dated as of August 2, 2005 by and among the Registrant, Freddy Zinger and his designees identified therein
5(a	)	Opinion of John R. Gailey III, Esq.
23(a)	*	Consent of PricewaterhouseCoopers LLP
23(b)	*	Consent of Henry and Horne, LLP
23(c)	*	Consent of John R. Gailey III, Esq. (included in Exhibit 5(a) above)
24(a)	*	Power of Attorney of Tenley E. Albright
24(b)	*	Power of Attorney of George W. Ebright
24(c)	*	Power of Attorney of L. Robert Johnson
24(d)	*	Power of Attorney of William H. Longfield
24(e)	*	Power of Attorney of John P. Neafsey
24(f)	*	Power of Attorney of Anthony Welters
24(g)	*	Power of Attorney of Geoffrey F. Worden
24(h)	*	Power of Attorney of Robert C. Young
24(i)	*	Power of Attorney of Patrick J. Zenner

* Filed previously.

ITEM 17.               UNDERTAKINGS

(a)                                    The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.                          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.                         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lionville, Township of Uwchlan, Commonwealth of Pennsylvania, on October 28, 2005.

WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ JOHN R. GAILEY III
John R. Gailey III
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on October 28, 2005.

SIGNATURE	TITLE

/s/ DONALD E. MOREL, JR.
Donald E. Morel, Jr.	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ WILLIAM J. FEDERICI
William J. Federici	Vice President and Chief Financial Officer (principal financial officer)

/s/ JOSEPH E. ABBOTT
Joseph E. Abbott	Vice President and Corporate Controller (principal accounting officer)

*
Tenley E. Albright	Director

*
George W. Ebright	Director

*
L. Robert Johnson	Director

*
William H. Longfield	Director

*
John P. Neafsey	Director

*
Anthony Welters	Director

*
Geoffrey F. Worden	Director

*
Robert C. Young	Director

*
Patrick J. Zenner	Director

* /s/ JOHN R. GAILEY III.
John R. Gailey III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description

4(a)	*

Articles 5, 6, 8(c) and 9 of the Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (3)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).

4(b)	*	Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant’s Form 10-Q for the quarter ended September 30, 1998 (File No. 1-8036).
4(c)	*	Form of stock certificate for common stock incorporated by reference to Exhibit (4)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).
4(d)	*	Registration Rights Agreement dated as of August 2, 2005 by and among the Registrant, Freddy Zinger and his designees identified therein
5(a	)	Opinion of John R. Gailey III, Esq.
23(a)	*	Consent of PricewaterhouseCoopers LLP
23(b)	*	Consent of Henry and Horne, LLP
23(c)	*	Consent of John R. Gailey III, Esq. (included in Exhibit 5(a) above)
24(a)	*	Power of Attorney of Tenley E. Albright
24(b)	*	Power of Attorney of George W. Ebright
24(c)	*	Power of Attorney of L. Robert Johnson
24(d)	*	Power of Attorney of William H. Longfield
24(e)	*	Power of Attorney of John P. Neafsey
24(f)	*	Power of Attorney of Anthony Welters
24(g)	*	Power of Attorney of Geoffrey F. Worden
24(h)	*	Power of Attorney of Robert C. Young
24(i)	*	Power of Attorney of Patrick J. Zenner

* Filed previously.